Remitly Reports Second Quarter 2024 Results
Active customers up 36% year over year
Revenue up 31% year over year
Net loss improved 36% year over year; Adjusted EBITDA up 23% year over year

SEATTLE, WA / July 31, 2024 / GlobeNewswire / - Remitly Global, Inc. (NASDAQ: RELY), a trusted provider of digital financial services that transcend borders, reported results for the second quarter ended June 30, 2024.
“We are pleased with our second quarter performance as our product experience delights both new and existing customers,” said Matt Oppenheimer, co-founder and Chief Executive Officer, Remitly. “Our differentiated positioning, focus on building long-term customer trust, and our increasing global scale enabled these strong results. Looking ahead, we are pleased to raise our 2024 outlook for revenue and Adjusted EBITDA.”
Second Quarter 2024 Highlights and Key Operating Data
(All comparisons relative to the second quarter of 2023)
•Active customers increased to 6.9 million, from 5.0 million, up 36%.
•Send volume increased to $13.2 billion, from $9.6 billion, up 38%.
•Revenue totaled $306.4 million, compared to $234.0 million, up 31%.
•Net loss was $12.1 million, compared to $18.9 million, an improvement of 36%.
•Adjusted EBITDA was $25.1 million, compared to $20.4 million, up 23%.
2024 Financial Outlook
For fiscal year 2024, Remitly currently expects:
•Total revenue in the range of $1,230 million to $1,250 million, representing a growth rate of 30% to 32% year over year. This outlook reflects an increase at the midpoint from our prior revenue outlook in the range of $1,225 million to $1,250 million.
•To remain in a GAAP net loss position for 2024 and for Adjusted EBITDA to be in the range of $90 million to $100 million. This outlook reflects an increase from our prior Adjusted EBITDA outlook in the range of $85 million and $95 million.
Reconciliation of GAAP to Non-GAAP Financial Measures
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this earnings release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes and stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.
Note: All percentage changes described within this press release are calculated using amounts in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), for which revenue and active customers are presented in thousands and send volume is presented in millions. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body as compared to the amounts included within the Company’s SEC filings.

Webcast Information
Remitly will host a webcast at 5:00 p.m. Eastern time on Wednesday, July 31, 2024 to discuss its second quarter 2024 financial results. The live webcast and investor presentation will be accessible on Remitly’s website at https://ir.remitly.com. A webcast replay will be available on our website at https://ir.remitly.com following the live event.
We have used, and intend to continue to use, the Investor Relations section of our website at https://ir.remitly.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
Some of the financial information and data contained in this earnings release, such as Adjusted EBITDA and non-GAAP operating expenses, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”).
We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. Remitly believes that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing Remitly’s financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Remitly’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Remitly’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
We calculate Adjusted EBITDA as net loss adjusted by (i) interest (income) expense, net, (ii) provision for income taxes, (iii) noncash charges of depreciation and amortization, (iv) gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency, (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, (vi) noncash stock-based compensation expense, net, and (vii) certain acquisition, integration, restructuring, and other costs. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net, (ii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, as well as (iii) certain acquisition, integration, restructuring, and other costs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position, including our fiscal year 2024 financial outlook, including forecasted fiscal year 2024 revenue and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, market growth, our market position and potential market opportunities, and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to our ability to successfully execute our business and growth strategy, our ability to achieve and maintain future profitability, our ability to further penetrate our existing customer base and expand our customer base in existing and new corridors, our ability to expand into broader financial services, our ability to expand internationally, the effects of seasonal trends on our results of operations, the current inflationary environment, our expectations concerning relationships with third parties, including strategic, banking, and disbursement partners, our ability to obtain, maintain, protect, and enhance our intellectual property and other proprietary rights, our ability to maintain the security and availability of our solutions, the success of any acquisitions or investments that we make, our ability to compete effectively, our ability to stay in compliance with applicable laws and regulations, our ability to buy foreign currency at generally advantageous rates, and the effects of macroeconomic and geopolitical conditions, including regulatory changes, on our customers and business operations. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our quarterly report on Form 10-Q for the quarter ended June 30, 2024 to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
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About Remitly
Remitly is a trusted provider of digital financial services that transcend borders. With a global footprint spanning more than 170 countries, Remitly’s digitally native, cross-border payments app delights customers with a fast, reliable, and transparent money movement experience. Building on its strong foundation, Remitly is expanding its suite of products to further its vision and transform lives around the world.

Contacts

Media:
Kendall Sadler
kendall@remitly.com

Investor Relations:
Stephen Shulstein
stephens@remitly.com

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenue	$306,423	$234,033	$575,541	$437,898
Costs and expenses
Transaction expenses(1)	107,780	80,187	197,661	154,253
Customer support and operations(1)	19,999	21,483	40,118	41,414
Marketing(1)	77,056	53,600	145,070	97,723
Technology and development(1)	67,554	54,309	130,760	103,685
General and administrative(1)	45,889	39,490	90,062	80,898
Depreciation and amortization	3,907	3,187	7,585	6,216
Total costs and expenses	322,185	252,256	611,256	484,189
Loss from operations	(15,762)	(18,223)	(35,715)	(46,291)
Interest income	1,942	1,368	4,168	3,392
Interest expense	(745)	(592)	(1,514)	(981)
Other income (expense), net	5,764	(1,546)	4,178	(3,057)
Loss before provision (benefit) for income taxes	(8,801)	(18,993)	(28,883)	(46,937)
Provision (benefit) for income taxes	3,290	(143)	4,288	227
Net loss	$(12,091)	$(18,850)	$(33,171)	$(47,164)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.06)	$(0.11)	$(0.17)	$(0.27)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	193,452,628	179,076,496	191,650,713	177,105,720

(1) Exclusive of depreciation and amortization, shown separately.

REMITLY GLOBAL, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
(in thousands)	2024	2023
Assets
Current assets
Cash and cash equivalents	$185,187	$323,710
Disbursement prefunding	150,710	195,848
Customer funds receivable, net	461,797	379,417
Prepaid expenses and other current assets	42,860	33,143
Total current assets	840,554	932,118
Property and equipment, net	22,178	16,010
Operating lease right-of-use assets	11,905	9,525
Goodwill	54,940	54,940
Intangible assets, net	14,212	16,642
Other noncurrent assets, net	6,404	7,071
Total assets	$950,193	$1,036,306
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$20,926	$35,051
Customer liabilities	166,840	177,473
Short-term debt	2,394	2,481
Accrued expenses and other current liabilities	145,451	145,802
Operating lease liabilities	6,235	6,032
Total current liabilities	341,846	366,839
Operating lease liabilities, noncurrent	6,189	4,477
Long-term debt	15,000	130,000
Other noncurrent liabilities	8,256	5,653
Total liabilities	371,291	506,969
Commitments and contingencies
Stockholders’ equity
Common stock	20	19
Additional paid-in capital	1,103,760	1,020,286
Accumulated other comprehensive (loss) income	(404)	335
Accumulated deficit	(524,474)	(491,303)
Total stockholders’ equity	578,902	529,337
Total liabilities and stockholders’ equity	$950,193	$1,036,306

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(33,171)	$(47,164)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,585	6,216
Stock-based compensation expense, net	71,245	64,434
Other	195	2,203
Changes in operating assets and liabilities:
Disbursement prefunding	45,138	(117,870)
Customer funds receivable	(82,079)	54,245
Prepaid expenses and other assets	(7,237)	(10,344)
Operating lease right-of-use assets	2,895	2,434
Accounts payable	(14,041)	10,180
Customer liabilities	(10,701)	(12,477)
Accrued expenses and other liabilities	15,621	(4,247)
Operating lease liabilities	(3,359)	(1,806)
Net cash used in operating activities	(7,909)	(54,196)
Cash flows from investing activities
Purchases of property and equipment	(2,076)	(1,566)
Capitalized internal-use software costs	(6,494)	(2,344)
Cash paid for acquisition, net of acquired cash, cash equivalents, and restricted cash	—	(40,933)
Net cash used in investing activities	(8,570)	(44,843)
Cash flows from financing activities
Proceeds from exercise of stock options	4,194	8,333
Proceeds from issuance of common stock in connection with ESPP(1)	5,004	2,729
Proceeds from revolving credit facility borrowings	570,000	334,000
Repayments of revolving credit facility borrowings	(685,000)	(300,000)
Taxes paid related to net share settlement of equity awards	(2,568)	(2,111)
Cash paid for settlement of amounts previously held back for acquisition consideration	(10,261)	—
Repayment of assumed indebtedness	—	(17,068)
Net cash (used in) provided by financing activities	(118,631)	25,883
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,229)	663
Net decrease in cash, cash equivalents, and restricted cash	(136,339)	(72,493)
Cash, cash equivalents, and restricted cash at beginning of period	325,029	300,734
Cash, cash equivalents, and restricted cash at end of period	$188,690	$228,241
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$185,187	$227,507
Restricted cash included in prepaid expenses and other current assets	2,693	680
Restricted cash included in other noncurrent assets, net	810	54
Total cash, cash equivalents, and restricted cash	$188,690	$228,241

(1) Beginning with the fourth quarter of 2023, the Company changed the presentation of shares purchased under the Employee Stock Purchase Plan ("ESPP") to reflect an operating cash outflow for compensation paid to employees and a financing cash inflow for cash paid by employees in exchange for shares. Previously such activity was treated and disclosed as noncash activity for the six months ended June 30, 2023.

REMITLY GLOBAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation of net loss to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net loss	$(12,091)	$(18,850)	$(33,171)	$(47,164)
Add:
Interest income, net	(1,197)	(776)	(2,654)	(2,411)
Provision (benefit) for income taxes	3,290	(143)	4,288	227
Depreciation and amortization	3,907	3,187	7,585	6,216
Foreign exchange (gain) loss	(5,962)	1,482	(4,393)	2,987
Stock-based compensation expense, net	37,157	35,200	71,245	64,434
Acquisition, integration, restructuring, and other costs(1)	—	316	1,468	1,489
Adjusted EBITDA	$25,104	$20,416	$44,368	$25,778

(1) Acquisition, integration, restructuring, and other costs for the six months ended June 30, 2024 consisted primarily of $0.8 million in restructuring charges incurred, $0.5 million of non-recurring legal charges, and $0.2 million related to the change in the fair value of the holdback liability associated with the acquisition of Rewire (O.S.G.) Research and Development Ltd. ("Rewire"). Acquisition, integration, restructuring, and other costs for the three months ended June 30, 2023 consisted primarily of $0.2 million related to the change in the fair value of the holdback liability. Acquisition, integration, restructuring, and other costs for the six months ended June 30, 2023 consisted primarily of $1.0 million related to the change in the fair value of the holdback liability and $0.5 million of expenses incurred in connection with the acquisition and integration of Rewire.

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Customer support and operations	$19,999	$21,483	$40,118	$41,414
Excluding: Stock-based compensation expense, net	259	419	612	624
Excluding: Acquisition, integration, restructuring, and other costs	—	—	758	—
Non-GAAP customer support and operations	$19,740	$21,064	$38,748	$40,790

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Marketing	$77,056	$53,600	$145,070	$97,723
Excluding: Stock-based compensation expense, net	4,521	4,727	8,500	7,710
Non-GAAP marketing	$72,535	$48,873	$136,570	$90,013

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Technology and development	$67,554	$54,309	$130,760	$103,685
Excluding: Stock-based compensation expense, net	20,354	18,588	39,981	35,219
Non-GAAP technology and development	$47,200	$35,721	$90,779	$68,466

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
General and administrative	$45,889	$39,490	$90,062	$80,898
Excluding: Stock-based compensation expense, net	12,023	11,466	22,152	20,881
Excluding: Acquisition, integration, restructuring, and other costs	—	316	710	1,489
Non-GAAP general and administrative	$33,866	$27,708	$67,200	$58,528